UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 18, 2008

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

NEVADA	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Bala Plaza East, Suite 117
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2008, Skinny Nutritional Corp. (the “Company”) entered into a one year letter agreement with Mr. Pasquale W. Croce, Jr. with regard to his agreement to serve on the Company’s newly formed advisory board and provide endorsements of the Company’s products.

Pursuant to this agreement, the Company agreed to issue Croce an aggregate of 2,000,000 shares of its common stock in consideration of his agreement to serve on the Company’s Advisory Board and for providing the marketing services for the Company’s products. In addition to serving on the Advisory Board, Croce agreed to endorse and advertise the Company’s products through a newly formed company. In additional consideration for his agreement to provide the endorsement and marketing services, the Company agreed to pay a royalty with respect to the sale of its products that he endorses for the duration of his endorsement services. The shares of common stock to be issued by the Company pursuant to this letter agreement are exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirer is believed by the Company to be an accredited investor or otherwise provided with access to material information concerning the Company.

Item 3.02  Unregistered Sales of Equity Securities.

On December 3, 2007, the Company issued 1,360,000 shares of common stock and 255,000 common stock purchase warrants upon the conversion of an aggregate amount of $102,000 (inclusive of accrued interest of $42,000) of outstanding convertible debentures. The warrants issued upon conversion of these debentures are exercisable for a period of three years at an exercise price of $0.20 per share. These securities have not been registered under the Securities Act of 1933, as amended, and are being issued in reliance upon the exemption for registration set forth in Section 3(a)(9) thereof.

On December 31, 2007, the Company issued 600,000 shares of common stock and 75,000 common stock purchase warrants upon the conversion of an aggregate amount of $30,000 (inclusive of accrued interest of $5,000) of outstanding convertible debentures. The warrants issued upon conversion of these debentures are exercisable for a period of three years at an exercise price of $0.50 per share. These securities have not been registered under the Securities Act of 1933, as amended, and are being issued in reliance upon the exemption for registration set forth in Section 3(a)(9) thereof.

On January 11, 2007, the Company issued 600,000 shares of common stock upon the conversion of an aggregate amount of $60,000 of outstanding convertible debentures. These securities have not been registered under the Securities Act of 1933, as amended, and are being issued in reliance upon the exemption for registration set forth in Section 3(a)(9) thereof.

On January 25, 2008, the Company issued 900,000 shares of common stock and 112,500 common stock purchase warrants upon the conversion of an aggregate amount of $45,000 (inclusive of accrued interest of $15,000) of outstanding convertible debentures. The warrants issued upon conversion of these debentures are exercisable for a period of three years at an exercise price of $0.50 per share. These securities have not been registered under the Securities Act of 1933, as amended, and are being issued in reliance upon the exemption for registration set forth in Section 3(a)(9) thereof.

On March 3, 2008, the Company issued 300,000 shares of common stock upon the conversion of an aggregate amount of $15,000 of outstanding convertible debentures. These securities have not been registered under the Securities Act of 1933, as amended, and are being issued in reliance upon the exemption for registration set forth in Section 3(a)(9) thereof.

On March 20, 2008, the Company issued 1,125,000 shares of common stock and 112,500 common stock purchase warrants upon the conversion of an aggregate amount of $45,000 (inclusive of accrued interest of $7,500) of outstanding convertible debentures. The warrants issued upon conversion of these debentures are exercisable for a period of three years at an exercise price of $0.50 per share. These securities have not been registered under the Securities Act of 1933, as amended, and are being issued in reliance upon the exemption for registration set forth in Section 3(a)(9) thereof.

On March 24, 2008, the Company agreed to issue an aggregate of 3,000,000 warrants to purchase shares of its common stock to Messrs. Ron Wilson and Michael Zuckerman in consideration of their agreement to participate on the Company’s Board of Advisors. These warrants are exercisable for a period of five years for a per share exercise price of $0.05. In addition, the Company agreed on such date to issue 1,000,000 additional warrants to an individual in consideration of consulting services to be provided to the Company on the same terms as described above. The issuance of the foregoing warrants was exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirers were either accredited investors or otherwise provided with access to material information concerning the Company.

On March 24, 2008, the Company’s Board of Directors approved the grant of an aggregate of 2,075,000 restricted shares of common stock to each of Mr. Michael Salaman, its Chairman and Mr. Donald McDonald, its Chief Executive Officer, in consideration of their agreement to provide a personal guaranty in connection with the factoring agreement the Company entered into in November 2007. The issuance of the foregoing securities was exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirers were either accredited investors or otherwise provided with access to material information concerning the Company.

The issuance of the shares of common stock described in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Donald J. McDonald
Name: Donald J. McDonald
Title: Chief Executive Officer
Date: March 24, 2008